UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

CAREVIEW COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX 75067

(Address of principal executive offices and Zip Code)

(972) 943-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As CareView Communications, Inc. (the “Company”) previously reported in its Form 8-K filed with the Securities and Exchange Commission on January 4, 2018, the Company accepted the resignation of Jon E. Freeman as its Chief Financial Officer, Secretary and Treasurer effective December 31, 2017.

The Company is actively pursuing a qualified candidate to serve as Chief Financial Officer, Treasurer and Secretary. Effective January 24, 2018, Steven G. Johnson, the Company’s President and Chief Executive Officer, was appointed to serve as the Company’s Secretary and Treasurer as well until those positions are filled.

In addition, effective January 24, 2018, Jason T. Thompson, one of the Company’s directors and the chairman of the Audit Committee, was appointed serve as the Company’s Principal Financial Officer and Chief Accounting Officer as well until those positions are filled.

Mr. Thompson, 43, was elected as a director of the Company effective as of January 1, 2014. Mr. Thompson is a partner and a member of the transactional group of Michael Best & Friedrich LLP where he focuses on mergers and acquisitions and general corporate matters, having joined Michael Best in September 2006. Mr. Thompson assists his clients with negotiating and structuring many types of transactions and agreements, including those related to corporate reorganizations, buyout transactions and venture capital investment transactions. In addition, he is President of Thompson Family Holdings, LLC, which invests in, and consults for, a number of healthcare companies, having joined Thompson Holdings in 2010. From 1999 to 2004, Mr. Thompson served as Vice President of Development and Planning for Bulk Petroleum Corporation, where he oversaw sales, operations, client maintenance, scheduling accounting and workforce management for its construction projects. Prior to joining Bulk Petroleum, Mr. Thompson was a senior auditor with Arthur Andersen. He is a certified public accountant. Mr. Thompson received a BBA in Accounting from the University of Wisconsin – Madison in 1996, and in 2006 received his JD from the University of Wisconsin, where he was a member of the Wisconsin Law Review.

There is no family relationship between Mr. Thompson and any of the Company’s executive officers or directors. There is no arrangement or understanding between Mr. Thompson and any other person pursuant to which he was selected as a director or officer. Mr. Thompson receives compensation for his service as a director, but he will not receive additional compensation for his service as Principal Financial Officer and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Steven G. Johnson
Steven G. Johnson Chief Executive Officer